Exhibit 32.2

CERTIFICATION OF QUARTERLY REPORT ON FORM 10-Q

OF GOLDLEAF FINANCIAL SOLUTIONS INC.

FOR THE QUARTER ENDED MARCH 31, 2009

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 906 of the Sarbanes Oxley Act of 2002, that, to the undersigned’s best knowledge and belief, the Quarterly Report on Form 10-Q for Goldleaf Financial Solutions, Inc. (“Issuer”) for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”):

(a)                                  fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)                                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Certification is executed as of May 14, 2009.

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities Exchange Commission or its staff upon request.

/s/ DANIEL OWENS
Daniel Owens Chief Financial Officer